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                                                                     EXHIBIT 5.2


KPMG

          KPMG LLP
          CHARTERED ACCOUNTANTS                      Telephone    (403) 691-8000
          1200-205 5 Avenue SW                       Telefax      (403) 691-8008
          Calgary AB T2P 4B9                         www.kpmg.ca



Paramount Resources Ltd.
4700 Bankers Hall West
888 3 St SW
Calgary AB T2P 5C4

Dear Sirs/Mesdames:

PARAMOUNT RESOURCES LTD. REGISTRATION STATEMENT ON FORM F-10

We hereby consent to the references to our firm name and to the inclusion of our audit report dated March 7, 2002 (except as to note 3(b) which is as of March 19, 2002 and note 10 which is as of September 29, 2003) on the consolidated financial statements of Summit Resources Limited for the years ended December 31, 2001 and 2000, in Paramount Resources Ltd.'s Registration Statement on Form F-10 relating to the offering of US$150,000,000 of Senior Unsecured Notes.

Yours very truly,

/s/ KPMG LLP

Chartered Accountants

Calgary, Canada
September 29, 2003



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